EXHIBIT 99.1

Quanex Reports Fiscal First Quarter 2008 Results

Building Products Results Meet Expectations; Vehicular Products Reports Improved Volume

HOUSTON, Feb. 28, 2008 (PRIME NEWSWIRE) -- Quanex Corporation (NYSE:NX) today reported fiscal first quarter 2008 results for the period ending January 31. Diluted earnings per share were $0.42 excluding unusual items. Including unusual items of $13.7 million ($0.34 per share), diluted earnings per share were $0.08. In the first quarter 2007 diluted earnings per share were $0.55. Net sales for the first quarter 2008 were $447.6 million compared to $417.6 million a year ago.

Net income for the quarter was $3.1 million and included two unusual items: a $9.2 million after-tax loss associated with the premium paid on $9.4 million contingent convertible debenture principal; a $4.5 million after-tax cost associated with the Company's spin/merge transaction. Net income in the year ago quarter was $20.7 million. The latest 12 months return on invested capital was 12.3% compared to 17.5% a year ago.

Fiscal First Quarter 2008 Highlights

 -- Vehicular Products' net sales were $272.6 million versus $217.3 million a year ago; net sales at Building Products were $179.3 million compared to $204.1 million in the year ago quarter.
 -- Vehicular Products reported operating income of $25.4 million versus $25.8 million a year ago; operating income at Building
    Products was $7.5 million compared to $14.4 million in the year ago period.
 -- Cash provided by operating activities was $24.1 million compared to $65.9 million a year ago, down primarily due to an increase in working capital at Vehicular Products caused by a spike in scrap costs, as well as lower operating income, and transaction related deal costs. Capital expenditures were $7.2 million in the quarter versus $9.6 million a year ago.
 -- Cash plus short-term investments totaled $215 million.
 -- Quanex booked a $1.1 million after-tax mark-to-market expense associated with its Deferred Compensation Plan that resulted from a higher common stock price at the end of the first fiscal quarter 2008 compared to the end of the fiscal fourth quarter 2007.
 -- $9.4 million principal of the Company's $125 million 2.5%
    convertible debenture was converted for $2 million less than what was contemplated in the merger agreement with Gerdau S.A.

Selected Financial Information

 Fiscal First Quarter 2008 Financials
 ($ in millions, except per share data)

                      1st qtr 2008       1st qtr 2007        inc/(dcr)
                      ------------       ------------        ---------
 Net Sales                  $447.6             $417.6               7%
 Operating Income             19.8               31.3             (37%)
 Net Income                    3.1               20.7             (85%)

 EPS: Basic
 Earnings per common
  share:                     $0.08              $0.56             (86%)

 EPS: Diluted
  Earnings per common
  share:                     $0.08              $0.55             (85%)

Fiscal First Quarter 2008 Commentary

 VEHICULAR PRODUCTS  ($ in millions)

                      1st qtr 2008        1st qtr 2007       inc/(dcr)
                      ------------        ------------       ---------
 Net Sales                  $272.6              $217.3             25%
 Operating Income            $25.4               $25.8             (2%)

Vehicular Products is focused on providing its customers with engineered steel bars and extensive value added services. Its key market driver is North American light vehicle builds (approx. 60% of sales).

"Total steel bar tons shipped at MACSTEEL were up a respectable 8% compared to first quarter 2007, slightly better than we had anticipated, while total North American light vehicle builds were off some 3% in the fiscal quarter versus this time last year," said Raymond A. Jean, chairman and chief executive officer. "Demand at MACSTEEL held up well and we ended the first quarter with a higher backlog compared to the first quarter of 2007. Operating income was below our expectations as the segment was again impacted by rising indirect material costs. Steel scrap costs also spiked in the quarter, which hurt results, but MACSTEEL's scrap surcharge has since risen to cover these higher costs going forward, and with scrap costs starting to dip, we expect MACSTEEL to recover some of the margin compression over the next couple of quarters," Jean said.

BUILDING PRODUCTS

 Engineered Products ($ in millions)
                        1st qtr 2008      1st qtr 2007       inc/(dcr)
                        ------------      ------------       ---------
  Net Sales                    $87.3             $98.9            (12%)
  Operating Income              $1.9              $3.9            (51%)

Engineered Products is focused on providing window and door customers with value added fenestration products and components. Key market drivers are remodeling activity (approx. 60% of sales) and housing starts (approx. 40% of sales).

"The downturn in the housing market continues, with housing starts off 31% compared to our first quarter last year, in part the result of an ongoing glut in the inventory of both new and unsold homes in the marketplace. With homebuilders sharply curtailing construction, Engineered Products sales and operating income substantially lagged year ago results. Operating income was also negatively impacted by several unusual items amounting to around $1 million in the quarter. We expect a seasonal up-tick in demand during our second quarter, followed with the beginning of a recovery later this year," said Jean.

 Aluminum Sheet Building Products ($ in millions)
                         1st qtr 2008      1st qtr 2007      inc/(dcr)
                         ------------      ------------      ---------
 Net Sales                      $92.1            $105.2           (13%)
 Operating Income                $5.6             $10.6           (47%)

Aluminum Sheet Products is a leading provider of common alloy aluminum sheet products for the building and construction, transportation and other consumer durable markets. Key market drivers are housing starts and remodeling activity (approx. 60% of sales).

"Our first quarter shipped pounds at Nichols Aluminum were down about 5% from a year ago, reasonable performance given the ongoing softness in our primary construction and secondary markets. Sales price per pound was down about 8% from the year ago period based on lower London Metal Exchange (LME) aluminum pricing and our selling less value added painted sheet. Spread (selling price less material costs) in the quarter was off some 11% due primarily to lower LME prices compared to a year ago. Operating income was negatively impacted by a combination of the drop in volume, lower painted sheet sales and the weaker spread," Jean said.

Cash Flow

"Cash plus short-term investments were $215 million at quarter end, and total debt to capitalization was 11.9%. We continue to closely monitor our working capital, and for the quarter end, our conversion cycle was about 40 days," said Jean.

Fiscal 2008 Outlook

Current demand in the Company's two end markets, housing and automotive, is expected to remain soft, and the outlook for the next couple of quarters remains guarded.

For fiscal 2008, total North American light vehicle builds are expected to be down 3% compared to 2007. At the Vehicular Products segment, MACSTEEL expects to meet or slightly exceed fiscal 2007 shipment levels based in part on the strength of new programs with the Big Three and transplant automotive customers. However, higher indirect material costs are expected to continue to negatively impact the operating income of the segment. Therefore, the Vehicular Products segment is expected to generate results around the low end of its current fiscal 2008 guidance of $140 million to $150 million of operating income.

For the Building Products segment, the housing market correction appears it has further to go. Housing starts in calendar 2008 are now expected to lag 2007 starts by more than 30% as the market struggles with a high home inventory overhang and tougher credit requirements by mortgage lenders. Demand from our Engineered Products customers is expected to remain weak as the sentiment of many of our major customers regarding the market deteriorated during the quarter. At Nichols Aluminum, quarterly volumes are expected to lag year ago periods for most of fiscal 2008. Spread at Nichols, however, has the potential to rise over the balance of the year in response to increasing aluminum prices. While Quanex anticipates its Building Products segment will continue to outperform the market, the Company now expects the segment to perform around the bottom of its fiscal 2008 guidance of $80 million to $95 million of operating income.

Dividend Declared

The Board of Directors declared the Company's quarterly cash dividend of $0.14 per share on the common stock, payable March 28, 2008, to shareholders of record on March 14, 2008.

Corporate Profile

Quanex Corporation is an industry-leading manufacturer of value-added, engineered materials and components serving the vehicular products and building products markets.

The Quanex Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1117

Financial Statistics as of 01/31/08

Book value per common share: $23.79; Total debt to capitalization: 11.9%; Return on invested capital: 12.3%; Return on common equity: 13.9%; Actual number of common shares outstanding: 37,292,378

Non-GAAP Financial Measures

Net Income Excluding Unusual Items

Net income excluding unusual items is a non-GAAP financial measure. We believe this non-GAAP financial measure provides a consistent basis for comparison between quarters and enhances the understanding of the performance of our ongoing operations, as it is not influenced by certain costs incurred during the quarter that we believe to be unusual and related to specific infrequent items.

Set forth below is a reconciliation of reported net income and reported diluted earnings per share to net income and diluted earnings per share excluding unusual items. We do not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

                                 Three months ended January 31,
                            -----------------------------------------
 (in millions except
      diluted EPS)                 2008                     2007
                            -------------------      ----------------
                              Net       Diluted        Net      Diluted
                            Income        EPS        Income       EPS
                            ------      -------      ------     -------

 Net income
  reported                  $  3.1      $ 0.08       $ 20.7      $ 0.55

 After-tax
  reconciling items:
   Loss on early
    extinguishment of
    debentures                 9.2        0.23           --          --
   Transaction costs
    associated with
    the Company's
    spin / merge               4.5        0.11           --          --
                            ------      ------       ------      ------
      Total after-tax
       unusual items          13.7        0.34           --          --
                            ------      ------       ------      ------

 Net income excluding
  unusual items             $ 16.8      $ 0.42       $ 20.7      $ 0.55
                            ======      ======       ======      ======

 Diluted weighted
  average common
  shares outstanding
  (in thousands)                        40,168                   38,809

Definitions

Book value per common share - calculated as total stockholders' equity as of balance sheet date divided by actual number of common shares outstanding;

Total debt to capitalization - calculated as the sum of both the current and long term portion of debt, as of balance sheet date, divided by the sum of both the current and long term portion of debt plus total stockholders' equity as of balance sheet date;

Return on invested capital - calculated as the total of the prior 12 months net income plus prior 12 months after-tax interest expense and capitalized interest, the sum of which is divided by the trailing five quarters average total debt (current and long term) and total stockholders' equity;

Return on common equity - calculated as the prior 12 months net income, divided by the trailing five quarters average common stockholders' equity.

Statements that use the words "expect," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the Company's future performance, please refer to the Company's most recent 10-K filing (December 14, 2007) under the Securities Exchange Act of 1934, in particular the section titled, "Private Securities Litigation Reform Act" contained therein.

This press release may be deemed to be soliciting material relating to the proposed merger transaction between Quanex Corporation and a wholly owned subsidiary of Gerdau S.A. In connection with the proposed merger, Quanex will file a proxy statement and other relevant documents concerning the proposed merger with the SEC. Investors and securities holders of Quanex are urged to read the proxy statement when it becomes available because that document will contain important information about the proposed merger. The definitive proxy statement will be mailed to Quanex stockholders. Investors and security holders may obtain a copy of such documents free of charge from the SEC's website at www.sec.gov. Copies of such documents may also be obtained free of charge from Quanex's website at www.quanex.com.

For additional information, visit the Company's website at www.quanex.com.

 QUANEX CORPORATION
 INDUSTRY SEGMENT INFORMATION
 (In thousands)
 (Unaudited)
                                         Three months ended
                                             January 31,
                                       ----------------------
                                         2008          2007
                                       ---------    ---------
 Net sales:
  Vehicular Products                   $ 272,640    $ 217,250

    Engineered Building Products          87,275       98,870
    Aluminum Sheet Building Products      92,068      105,236
                                       ---------    ---------
  Building Products                      179,343      204,106

  Corporate and Other                     (4,431)      (3,715)
                                       ---------    ---------

    Net sales                          $ 447,552    $ 417,641
                                       =========    =========

  Operating income:
  Vehicular Products                   $  25,437    $  25,823

    Engineered Building Products           1,895        3,850
    Aluminum Sheet Building Products       5,602       10,587
                                       ---------    ---------
  Building Products                        7,497       14,437

  Corporate and Other                    (13,182)      (8,928)
                                       ---------    ---------

    Operating Income                   $  19,752    $  31,332
                                       =========    =========

 QUANEX CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (In thousands, except per share data)
 (Unaudited)
                                          Three months ended
                                             January 31,
                                       ----------------------
                                         2008          2007
                                       ---------    ---------

 Net sales                             $ 447,552    $ 417,641
 Cost of sales (exclusive of items
  shown separately below)                378,561      341,614
 Selling, general and administrative
  expense                                 30,320       25,699
 Depreciation and amortization            18,919       18,996
                                       ---------    ---------
 Operating income                         19,752       31,332
 Interest expense                           (929)      (1,035)
 Other, net                               (6,872)       1,974
                                       ---------    ---------
 Income before income taxes               11,951       32,271
 Income tax expense                       (8,867)     (11,617)
                                       ---------    ---------
 Net income                            $   3,084    $  20,654
                                       =========    =========

 Earnings per common share:
    Basic                              $    0.08    $    0.56
    Diluted                            $    0.08    $    0.55

 Weighted average common shares
  outstanding:
    Basic                                 37,166       36,897
    Diluted                               40,168       38,809

 Cash dividends declared per share     $  0.1400    $  0.1400

 QUANEX CORPORATION
 CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands)
 (Unaudited)

  January 31,                                            October 31,
    2008                                                    2007
 ----------   ----------------------------------------   ----------
              Assets
 $  210,274   Cash and equivalents                       $  172,838
      4,750   Short-term investments                         44,750
    172,769   Accounts and notes receivable, net            189,754
    169,454   Inventories, net                              152,185
     11,896   Deferred income taxes                          11,904
      5,021   Other current assets                            5,066
 ----------   ----------------------------------------   ----------
    574,164     Total current assets                        576,497
    416,244   Property, plant and equipment, net            426,032
    203,052   Goodwill                                      203,065
     30,038   Cash surrender value insurance policies        29,934
     83,537   Intangible assets, net                         85,514
     13,005   Other assets                                   13,780
 ----------   ----------------------------------------   ----------
 $1,320,040     Total assets                             $1,334,822
 ==========   ========================================   ==========
              Liabilities and stockholders' equity
 $  147,723   Accounts payable                           $  149,512
     43,476   Accrued liabilities                            58,896
      5,968   Income taxes payable                           14,431
    117,063   Current maturities of long-term debt          126,464
 ----------   ----------------------------------------   ----------
    314,230     Total current liabilities                   349,303
      2,538   Long-term debt                                  2,551
      5,861   Deferred pension credits                        4,093
      6,739   Deferred postretirement welfare benefits        6,745
     55,434   Deferred income taxes                          60,233
     11,958   Non-current environmental reserves             12,738
     36,132   Other liabilities                              16,010
 ----------   ----------------------------------------   ----------
    432,892     Total liabilities                           451,673
    887,148     Total stockholders' equity                  883,149
 ----------   ----------------------------------------   ----------
                Total liabilities and
 $1,320,040      stockholders' equity                    $1,334,822
 ==========   ========================================   ==========

 QUANEX CORPORATION
 CONSOLIDATED STATEMENTS OF CASH FLOW
 (In thousands)
 (Unaudited)
                                           Three months ended
                                               January 31,
                                         ----------------------
                                           2008          2007
                                         ---------    ---------
 Operating activities:
    Net income                           $   3,084    $  20,654
    Adjustments to reconcile net
     income to cash provided by
      operating activities:
      Depreciation and amortization         18,986       19,063
      Loss on early extinguishment
       of debentures                         9,683           --
      Deferred income taxes                 (1,067)      (1,186)
      Stock-based compensation                 932        2,643
                                         ---------    ---------
                                            31,618       41,174
    Changes in assets and liabilities,
     net of effects from acquisitions
     and dispositions:
      Decrease (Increase) in accounts
       and notes receivable                 17,042       24,216
      Decrease (Increase) in
       inventory                           (17,303)       3,328
      Increase (Decrease) in accounts
       payable                              (1,788)      (2,055)
      Increase (Decrease) in accrued
       liabilities                         (16,888)     (11,183)
      Increase (Decrease) in income
       taxes payable                         8,295        8,191
      Increase (Decrease) in deferred
       pension and postretirement
       benefits                              2,003        1,630
    Other, net                               1,091          553
                                         ---------    ---------
 Cash provided by (used for)
  operating activities                      24,070       65,854
 Investment activities:
   Purchases of short-term
    investments                                 --      (40,000)
   Proceeds from sales of short-term
    investments                             40,000           --
   Capital expenditures, net of
    retirements                             (7,155)      (9,613)
   Other, net                                   92         (173)
                                         ---------    ---------
 Cash provided by (used for)
  investment activities                     32,937      (49,786)
 Financing activities:

   Early extinguishment of debentures      (18,825)          --

   Repayments of long-term debt                (14)         (21)

   Common dividends paid                    (5,213)      (5,210)
   Issuance of common stock from
    option exercises, including
    related tax benefits                     4,536          997
   Other, net                                   --          (11)
                                         ---------    ---------
 Cash provided by (used for)
  financing activities                     (19,516)      (4,245)
                                         ---------    ---------
   Effect of exchange rate changes
    on cash and equivalents                    (55)         (26)
 Increase (Decrease) in cash and
  equivalents                               37,436       11,797

 Beginning of period cash and
  equivalents                              172,838      105,708
                                         ---------    ---------
 End of period cash and equivalents      $ 210,274    $ 117,505
                                         =========    =========

CONTACT: Quanex Corporation
         Financial Contact:
         Jeff Galow
           713/877-5327
         Media Contact:
         Valerie Calvert
           713/877-5305